LEASE AMENDING AGREEMENT

LUXOR LAND LTD. and MESA WEST CAPITAL CORP.
ASSOCIATED ENGINEERING PLAZA
10909 JASPER AVENUE
EDMONTON, AB

LEASE AMMENDING AGREEMENT

THIS AGREEMENT made as of the **15th** day of **March**

A.D. 2007, BETWEEN:

LUXOR LAND LTD. and MESA WEST CAPITAL CORP.
(the "Landlord")

-and-

ALENTUS CORPORATION
(the "Tenant")

WHEREAS by Lease Agreement dated June 20th , 2000 (the "Lease"), the Landlord leased to the Tenant **1,021** square feet of rentable office space (the "Demised Premises") on portions of the 7th floor of the Associated Engineering Plaza (the "Building") municipally located at 10909 Jasper Avenue in Edmonton, Alberta and one (1) surface Parking Stall (the "Parking Stalls") located in the Building Parkade for a term of Three (3) Years commencing July 1st, 2000 to and including June 30th, 2003 (the "Term");

WHEREAS by Addendum to Lease dated June 1st, 2004 (the "Lease"), the Landlord leased to the Tenant **6,391** square feet of rentable office space (the "Demised Premises") on portions of the 3rd, & 7th floors of the Associated Engineering Plaza (the "Building") municipally located at 10909 Jasper Avenue in Edmonton, Alberta and four (4) Parking Stalls (the "Parking Stalls") located in the Building Parkade for a term of Two (2) years and Nine (9) months commencing on June 1st, 2004 to and including March 31st, 2007 (the "Term").

WHEREAS by Lease Amending Agreement dated March 15th, 2007 (the "Lease"), the Landlord leased to the Tenant 6,391 square feet of rentable office space (the "Demised Premises") on portions of the 3rd & 7th floors of the Associated Engineering Plaza (the "Building") municipally located at 10909 Jasper Avenue in Edmonton, Alberta

and four (4) Parking Stalls (the "Parking Stalls") located in the Building Parkade for a term of Five (5) years commencing on April 1st, 2007 to and including March 31st, 2012 (the "Term").

AND WHEREAS unless otherwise provided herein or unless otherwise required by the context, terms used in this Agreement have the same meaning as in the Lease;

AND WHEREAS the purpose of this Agreement is to amend the Lease;

THEREFORE, in consideration of the mutual covenants herein, the Landlord and the Tenant agree that the Lease is hereby amended as follows:

1. The Term of the Lease is extended to include the Five (5) year period (the "Extension Period") commencing April 1st, 2007 (the "Extension Date") and expiring March 31st, 2012

2. (a) During the Extension Period, the Tenant shall pay to the Landlord the annual net rent (the "Annual Net Rent") of **$76,692.00** payable in equal portions of **$6,391.00** monthly in advance in the same manner as set out in the Lease, the Annual Net Rent having been calculated at the approximate rate of **$12.00** per square foot of rentable area per annum for the Demised Premises and $150.00 per month per stall plus GST for each of the Parking Stalls.

(b) Effective as of the Extension Date and for purposes of the Extension Period, the Estimated Operating Costs and Taxes as set out in Section 3b. of the Lease is adjusted by deleting the reference to $6.75 per square foot" and replacing it with $11.54 per square foot."

3. Schedule "K-1" of the Lease is deleted in its entirety.

4. Other than as provided above, the terms and conditions of the Lease, continue unamended during the Extension Period.

5. The Tenant will be notified of any vacancy on the 7th Floor and have the option of renting the space at Market Rent.

6. There will be No Landlord work, Tenant Improvement Allowance or Free Rent provided with this Amending Agreement.

IN WITNESS WHEREOF the Landlord has hereunto affixed its corporate seal duly attested by the hands of its proper officers duly authorized in that behalf as of the 15th day of March , A.D. 2007.

AND THE TENANT has hereunto set his hand and seal of Office, this day and year first above written.

LANDLORD: LUXOR LAND LTD. and MESA WEST CAPITAL CORP

Scott Doyle, Asset Manager

TENANT: ALENTUS CORPORATION

(Title of Signing Officer)